Wright Express Corporation

Memorandum

TO:

FROM:

SUBJECT:

DATE:

You have been granted an Award of Restricted Stock Units (“RSUs”) under the terms of the Wright Express 2005 Equity and Incentive Plan (the “Award,” and the “Plan,” respectively). Attached to this Memorandum is an Agreement which, along with the Plan document, governs your Award. You will be receiving separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the RSUs granted to you. You should read the Prospectus carefully.

The Award of RSUs does not give you rights as a shareholder of the company and you may not transfer or assign any rights in your RSUs. Please note that as your Award vests, the company will withhold a number of shares of company stock having a value equal to the taxes you will owe in connection in each vesting year of your Award. (That allows the company to pay the taxes due on your behalf, similar to payroll withholding.)

Finally, by accepting this Award you are agreeing to abide by the terms of the Plan and the attached Agreement. If you do not want to accept the Award, you must reject it in writing by returning this Memorandum to the Human Resources Office in South Portland by      .

Date of Award:
Number of Restricted Stock Units:
Vesting Period:

USE THE SPACE BELOW TO REJECT THE AWARD OF RSUs:

I reject the Award of RSUs described in this Memorandum.

Signature of Grantee

Date

WRIGHT EXPRESS CORPORATION

_________________ GRANT INCENTIVE PROGRAM

AWARD AGREEMENT

THIS AWARD AGREEMENT (“Agreement”), dated as of      , is entered into by and between WRIGHT EXPRESS CORPORATION, a Delaware corporation (the “Company”), and the grantee indicated on the Memorandum attached hereto (the “Grantee”) pursuant to the terms and conditions of the Wright Express Corporation      Equity Grant (the “Grant”), which is part of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”).

WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and

WHEREAS, the Company desires to grant an Award to the Grantee subject to the terms and conditions of the Plan and this Agreement.

In consideration of the provisions contained in this Agreement the Company and the Grantee agree as follows:

1. The Plan. The Award granted to the Grantee hereunder is made pursuant to the Plan. A copy of the prospectus for the Plan is attached hereto and the terms of such plan is hereby incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2. Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the award of Restricted Stock Units indicated above to the Grantee. Upon the vesting of the Award, as described in Section 3 below, the Company shall deliver for each Restricted Stock Unit that becomes vested, one (1) share of Company Stock; provided, however, that the Grantee shall be required to remit to the Company at the time of delivery of the Company Stock the amount that the Company determines necessary to pay applicable withholding taxes as and to the extent provided in Paragraph 8 below.

3. Vesting of Units. Subject to Paragraph 4 below, the Restricted Stock Units granted hereunder shall become vested and payable to the Grantee in accordance with the following schedule:      of the Award on      ;      of the Award on      ; and      of the Award on      . Notwithstanding the foregoing, upon the earliest of the Grantee’s death, a “Change in Control,” or the Grantee’s termination of employment by reason of “Disability,” each as defined in the Plan, the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Compensation Committee appointed by the Board of Directors (the “Committee”).

4. Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever (other than death or Disability), the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

5. No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.

6. No Rights to Continued Employment. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, for purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of Wright Express Corporation or any of its subsidiaries.

7. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.

8. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting of the Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Company Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.

9. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

12. Authority. The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

13. Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Grantee in respect of such Award.

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WRIGHT EXPRESS CORPORATION

/s/

By:

Its: